UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 25, 2013
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed further below, on November 25, 2013, the stockholders of Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) approved an amendment to our charter to increase from 100,000,000 to 200,000,000 the number of shares of common stock, par value $0.01 per share ("Common Stock") we are authorized to issue. This amendment was previously approved by our Board of Directors and was described in detail in our definitive proxy materials previously filed with the Securities and Exchange Commission on October 17, 2013.

The Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1, was effective on November 26, 2013 upon the acceptance for record of the Articles of Amendment by the State Department of Assessments and Taxation of Maryland.

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held a Special Meeting of Stockholders on November 25, 2013 (the “Special Meeting”). Stockholders holding 76,762,396 shares of Common Stock (being the only class of shares entitled to vote at the Special Meeting) or 92.12% of our 83,328,295 outstanding shares of Common Stock as of October 4, 2013, the record date for the Special Meeting, attended the meeting or were represented by proxy. The following proposal was voted upon at the Special Meeting and the final voting results with respect to such proposal are set forth below:

Approval of an amendment to the charter increasing to 200,000,000 the number of shares of Common Stock we are authorized to issue:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
74,973,224	1,772,404	16,768	—

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits
3.1     Articles of Amendment of Equity LifeStyle Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Paul Seavey
Paul Seavey
Senior Vice President, Chief Financial Officer and
Treasurer

Date: November 26, 2013